UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 22, 2004

PROLONG INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	001-14123	74-2234246
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6 Thomas, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 587-2700

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On December 22, 2004, Prolong International Corporation (the “Company”) obtained a second short-term loan of $100,000 from Elton Alderman, its President and Chief Executive Officer, pursuant to a Subordinated Secured Promissory Note (the “Note”) issued by Prolong Super Lubricants, Inc., the Company’s wholly-owned operating subsidiary (“PSL”). The Note bears interest at a rate of 7% per annum and is due and payable on February 20, 2005 unless repaid earlier by PSL. The indebtedness under the Note is expressly subordinated to the “Senior Indebtedness” of PSL as described in the Note. Pursuant to the terms of the Note, Mr. Alderman obtained a subordinated security interest in all of the assets of PSL.

The foregoing description of the Note does not purport to be complete and is qualified in its entirety by reference to the Note, a copy of which is attached hereto as Exhibit 10.46 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See disclosure under Item 1.01 of this Current Report on Form 8-K.

Item 9.01 – Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description
10.46	Subordinated Secured Promissory Note, dated December 22, 2004, in the aggregate principal amount of $100,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROLONG INTERNATIONAL CORPORATION

December 29, 2004	/s/ Nicolaas Rosier
Nicolaas Rosier, Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.46	Subordinated Secured Promissory Note, dated December 22, 2004, in the aggregate principal amount of $100,000.